N-SAR Exhibit

[PricewaterhouseCoopers LLP logo]
PricewaterhouseCoopers LLP


             Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of Columbia Acorn Trust:

In planning and performing our audit of the financial statements of Columbia Acorn Fund, Columbia Acorn International Fund, Columbia Acorn USA, Columbia Acorn International Select, Columbia Acorn Select and Columbia Acorn Thermostat Fund (each a series of Columbia Acorn Trust, hereinafter referred to as the "Funds") for the year ended December 31, 2004, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Funds is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). A material weakness, for purposes of this report, is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2004.

This report is intended solely for the information and use of the Board of Directors, management and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Chicago, IL

February 28, 2005




I Lefler, et al. v. Hacker, et al., No. 05-10065 (PBS); United States District Court, District of
      --------------------------------
     Massachusetts

         On January 11, 2005 this putative class action lawsuit was filed in federal district court in Massachusetts against the Trustees of Columbia Acorn Trust ("CAT") and Columbia Acorn Trust ("CAT"), along with the Columbia Wanger Asset Management, L.P. ("CWAM"). The lawsuit alleges that these defendants breached fiduciary duties and were negligent "by failing to insure that the Columbia Funds participated in securities class action settlements for which the Funds were eligible." The complaint also alleges that defendants violated
Section 36(a) of the Investment Company Act of 1940 (the "ICA"). Specifically, plaintiffs allege that defendants failed to submit Proof of Claims in connection with settlements of securities class action lawsuits filed against companies in which the Columbia Funds held positions. The Complaint seeks compensatory and punitive damages, and the disgorgement of all fees paid to the CWAM and affiliated advisors.

II Vogeler v. Columbia Acorn Trust, et al., No. 03L1550; Circuit Court, Third Judicial Circuit, Madison County,
     ---------------------------------------
     Illinois

         On November 13, 2003, the above-captioned lawsuit was filed against CAT and its CWAM, in the Circuit Court of the Third Judicial Circuit, Madison County, Illinois, ("Madison County") seeking certification of a plaintiff class consisting of all persons in the United States who held shares in Columbia Acorn International (the "International Fund") for a period of more than 14 days during the five years prior to and through the filing of the lawsuit.

         The Vogeler Complaint is pleaded in two counts and alleges, in summary, that CWAM and CAT exposed long-term International Fund shareholders to trading by market timers by allegedly: (a) failing to properly evaluate daily whether a significant event affecting the value of the International Fund's portfolio securities had occurred after foreign markets had closed but before the calculation of the International Fund's net asset value ("NAV"); (b) failing to implement the International Fund's portfolio valuation and share pricing policies and procedures; (c) allowing portfolio valuation and share pricing policies and procedures that benefited market timers at the expense of long-term shareholders; and (d) failing to know and implement applicable rules and regulations concerning the calculation of NAV. Count I of the Complaint alleges that the defendants breached duties of care owed to International Fund shareholders, and Count II alleges that the asserted breaches were willful and wanton. Both counts of the Complaint seek unspecified compensatory and punitive damages, prejudgment interest, costs and attorneys' fees.

III  Joan Cohen v. FleetBoston Financial Corporation, et al., No. 04-11704
     (REK), U.S. Dist. Ct. Mass.;. Gene
     -----------------------------------------------------------
     Osburn v. FleetBoston Financial Corporation, et al., No. 04-11750 (REK), U.S. Dist. Ct. Mass. Jean S.B.
     ------------------------------------------------------------
     Simmonds, et al. v. FleetBoston Financial Corporation, et al., No. 04-11953 (REK), U.S. Dist. Ct. Mass.;
     -------------------------------------------------------------
     Paula Slicker v. FleetBoston Financial Corporation, et al., No. 04-11760
     (REK), U.S. Dist. Ct. Mass.
     ----------------------------------------------------------

         Four lawsuits were filed in the District Court for the District of Massachusetts which are hybrid class and derivative actions, naming among others, CAT and the various series thereof (the "Funds") as "nominal defendants," and the CAT Trustees as defendants. These cases allege that the various investment advisers within Columbia Management Group utilized fund assets to pay broker-dealers to recommend and sell the Funds in preference to other funds, thereby increasing the assets under management and resultant fees to the CWAM and affiliated advisors. The cases seek recovery of compensatory and punitive damages, rescission of the CWAM's contract with the Funds and recovery of all fees paid to CWAM by the Funds, as well as attorneys' fees and costs. The class claims assert violations of Sections 34(b) and 36(b) of the ICA, and breach of fiduciary duties by the Trustees. The derivative claims allege violations of Section 48(a) of the ICA by all defendants.

         Plaintiffs filed a motion to consolidate the four cases before one judge in Massachusetts District Court, and a motion to appoint lead plaintiffs' counsel. Defendants did not oppose consolidation, but did file an opposition to appointment of lead plaintiffs' counsel. No ruling on either motion has yet been made by the Court.

IV  In re Alger, Columbia, et al., No. 04-MD-15863 (Motz); United States
     District Court  for the District of
    -----------------------------
     Maryland

         Commencing in late 2003, several class action and derivative lawsuits were filed in federal district courts naming, among others, CAT and the Trustees of CAT challenging the existence of consensual market timing arrangements, frequent trading and late trading. In September 2003, motions were filed by various mutual fund defendants seeking to centralize or consolidate al actions filed in federal district courts involving market timing-related allegations to one MDL proceeding pursuant to 28 U.S.C. ss.1407. On February 20, 2004, an Order was entered transferring all federal district court cases involving market timing-related allegations to the United States District Court for the District of Maryland.

         On September 29, 2004, plaintiffs in the class action track filed a Consolidated Amended Complaint in the Multi-District Litigation styled Dukes, et al. v. Columbia Acorn Funds, et al., No. 04-CV-01763, which names as defendants CAT, and Ralph Wanger and Charles McQuaid as interested Trustees of CAT. Also on September 29, 2004, plaintiffs in the derivative actions brought on behalf of shareholders in numerous fund complexes a Consolidated Amended Fund Derivative Complaint styled Slaybe, et al. v. Columbia Management Advisers, Inc., et al., No. 04-CV-1768. The judges assigned to hear the MDL cases are J. Frederick Motz, Andre M. Davis, Catherine C. Blake and Frederic P. Stamp (sitting in the District of Maryland pursuant to intra circuit assignment). The MDL proceeding is captioned In Re: Mutual Fund Investment Litigation, No. 1586. Judge Motz is assigned to the Columbia track.

         The amended complaints consolidate the myriad separate federal class and derivative complaints seeking relief under, inter alia, the ICA, the Securities Exchange Act of 1934 and common law breach of fiduciary duties, negligence, unjust enrichment and civil conspiracy theories. Defendants will file omnibus motions to dismiss on February 25, 2005. Plaintiffs' responses to the motions are due on April 22, 2005, and defendants' replies are due on May 20, 2005. Oral argument on the motions to dismiss is scheduled for June 16, 2005. At this time, discovery has been stayed.




               AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT


         Columbia Acorn Trust, a Massachusetts business trust registered under the Investment Company Act of 1940 (the "1940 Act") as an open-end diversified management investment company ("Columbia Acorn"), and Columbia Wanger Asset Management, L.P., a Delaware limited partnership registered under the Investment Advisers Act of 1940 as an investment adviser ("Columbia WAM"), agree that:

         1. Engagement of Columbia WAM. Columbia Acorn appoints Columbia WAM to furnish investment advisory and other services to Columbia Acorn for its series designated Columbia Acorn Fund, Columbia Acorn International, Columbia Acorn USA, Columbia Acorn Select , Columbia Acorn International Select and Columbia Thermostat Fund (each, a "Fund," and collectively, the "Funds")), and Columbia WAM accepts that appointment, for the period and on the terms set forth in this agreement.

         If Columbia Acorn establishes one or more series in addition to the Funds named above with respect to which it desires to retain Columbia WAM as investment adviser hereunder, and if Columbia WAM is willing to provide such services under this agreement, Columbia Acorn and Columbia WAM may add such new series to this agreement, by written supplement to this agreement. Such supplement shall include a schedule of compensation to be paid to Columbia WAM by Columbia Acorn with respect to such series and such other modifications of the terms of this agreement with respect to such series as Columbia Acorn and Columbia WAM may agree. Upon execution of such a supplement by Columbia Acorn and Columbia WAM, that series will become a Fund hereunder and shall be subject to the provisions of this agreement to the same extent as the Funds named above, except as modified by the supplement.

         2.       Services of Columbia WAM.

         (a) Investment Management. Subject to the overall supervision and control of Columbia Acorn's board of trustees (the "Board"), Columbia WAM shall have supervisory responsibility for the general management and investment of the Funds' assets. Columbia WAM shall comply with the 1940 Act and with all applicable rules and regulations of the Securities and Exchange Commission, the provisions of the Internal Revenue Code applicable to the Funds as regulated investment companies, the investment policies and restrictions, portfolio transaction policies and the other statements concerning the Funds in Columbia Acorn's agreement and declaration of trust, bylaws, and registration statements under the 1940 Act and the Securities Act of 1933 (the "1933 Act"), and policy decisions and procedures adopted by the Board from time to time.

         Columbia WAM is authorized to make the decisions to buy and sell securities and other assets for the Funds, to place the Funds' portfolio transactions with broker-dealers, and to negotiate the terms of such transactions including brokerage commissions on brokerage transactions, on behalf of the Funds. Columbia WAM is authorized to exercise discretion within the Funds' policy concerning allocation of its portfolio brokerage, as permitted by law, including but not limited to section 28(e) of the Securities Exchange Act of 1934, and in so doing shall not be required to make any reduction in its investment advisory fees. Columbia Acorn hereby authorizes any entity or person associated with Columbia WAM that is a member of a national securities exchange to effect any transaction on the exchange for the account of a Fund to the extent permitted by and in accordance with Section 11(a) of the Securities Exchange Act of 1934 and Rule 11a2-2(T) thereunder. Columbia Acorn hereby consents to the retention by such entity or person of compensation for such transactions in accordance with Rule 11a-2(T)(a)(iv).

         Columbia WAM may, where it deems it to be advisable, aggregate orders with other securities of the same type to be sold or purchased by one or more Funds with like orders on behalf of other clients of Columbia WAM (as well as clients of other investment advisers affiliated with Columbia WAM, in the event that Columbia WAM and such affiliated investment advisers share common trading facilities). In such event, Columbia WAM (or Columbia WAM and its affiliated advisers, as the case may be) will allocate the shares so sold or purchased, as well as the expenses incurred in the transaction, in a manner it (or it and they) consider to be equitable and fair and consistent with its (or its or their) fiduciary obligations to clients.

         (b) Reports and Information. Columbia WAM shall furnish to the Board periodic reports on the investment strategy and performance of the Funds and such additional reports and information as the Board or the officers of Columbia Acorn may reasonably request. Columbia Acorn shall furnish or otherwise make available to Columbia WAM such copies of financial statements, proxy statements, reports, and other information relating to the business and affairs of each Fund as Columbia WAM may, at any time or from time to time, reasonably require in order to discharge its obligations under this agreement.

         (c) Customers of Financial Institutions. It is understood that Columbia WAM may, but shall not be obligated to, make payments from its own resources to financial institutions (which may include banks, broker-dealers, recordkeepers, administrators and others) that provide, either directly or through agents, administrative and other services with respect to shareholders who are customers of such institutions, including establishing shareholder accounts, assisting Columbia Acorn's transfer agent with respect to recording purchase and redemption transactions, advising shareholders about the status of their accounts, current yield and dividends declared and such related services as the shareholders or the Funds may request.

         (d) Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, Columbia WAM agrees to maintain records relating to its services under this agreement, and further agrees that all records that it maintains for Columbia Acorn are the property of Columbia Acorn and to surrender promptly to Columbia Acorn any of such records upon Columbia Acorn's request; provided that Columbia WAM may at its own expense make and retain copies of any such records. Columbia WAM further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

         (e) Status of Columbia WAM. Columbia WAM shall for all purposes herein be deemed to be an independent contractor and not an agent of Columbia Acorn and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent Columbia Acorn in any way. Columbia WAM agrees to notify the Trust promptly of any change in the identity of Columbia WAM's general partner.

3. Administrative Services. Columbia WAM shall supervise the business and affairs of Columbia Acorn and each Fund and shall provide such services and facilities as may be required for effective administration of Columbia Acorn and the Funds as are not provided by employees or other agents engaged by Columbia Acorn; provided that Columbia WAM shall not have any obligation to provide under this agreement any such services which are the subject of a separate agreement or arrangement between Columbia Acorn and Columbia WAM, any affiliate of Columbia WAM, or any third party administrator.

4. Use of Affiliated Companies and Subcontractors. In connection with the services to be provided by Columbia WAM under this agreement, Columbia WAM may, to the extent it deems appropriate, and subject to compliance with the requirements of applicable laws and regulations and upon receipt of approval of the Trustees, make use of (i) its affiliated companies and their directors, trustees, officers, and employees and (ii) subcontractors selected by Columbia WAM, provided that Columbia WAM shall supervise and remain fully responsible for the services of all such third parties in accordance with and to the extent provided by this agreement. All costs and expenses associated with services provided by any such third parties shall be borne by Columbia WAM or such parties.

         5. Expenses to be Paid by Columbia Acorn. Except as otherwise provided in this agreement or any other contract to which Columbia Acorn is a party, Columbia Acorn shall pay all expenses incidental to its organization, operations and business, including, without limitation:

         (a) all charges of depositories, custodians, sub-custodians and other agencies for the safekeeping and servicing of its cash, securities and other property and of its transfer agents and registrars and its dividend disbursing and redemption agents, if any;

         (b)      all charges of its administrator, if any;

         (c)      all charges of legal counsel and of independent auditors;

         (d) all compensation of trustees other than those affiliated with Columbia WAM or Columbia Acorn's administrator, if any, and all expenses incurred in connection with their services to Columbia Acorn;

         (e) all expenses of preparing, printing and distributing notices, proxy solicitation materials and reports to shareholders of the Funds;

         (f)      all expenses of meetings of shareholders of the Funds;

         (g) all expenses of registering and maintaining the registration of Columbia Acorn under the 1940 Act and of shares of the Funds under the 1933 Act, including all expenses of preparation, filing and printing of annual or more frequent revisions of the Funds' registration statements under the 1940 Act and 1933 Act, and of supplying each then existing shareholder or beneficial owner of shares of the Funds of a copy of each revised prospectus or supplement thereto, and of supplying a copy of the statement of additional information upon request to any then existing shareholder;

         (h)      all costs of borrowing money;

         (i) all expenses of publication of notices and reports to shareholders and to governmental bodies or regulatory agencies;

         (j) all taxes and fees payable to federal, state or other governmental agencies, domestic or foreign, and all stamp or other taxes;

         (k) all expenses of printing and mailing certificates for shares of a Fund;

         (l) all expenses of bond and insurance coverage required by law or deemed advisable by the Board;

         (m) all expenses of qualifying and maintaining qualification of, or providing appropriate notification of intention to sell relating to, shares of the Funds under the securities laws of the various states and other jurisdictions, and of registration and qualification of Columbia Acorn under any other laws applicable to Columbia Acorn or its business activities;

         (n) all fees, dues and other expenses related to membership of Columbia Acorn in any trade association or other investment company organization; and

         (o)      any extraordinary expenses.

         In addition to the payment of expenses, Columbia Acorn shall also pay all brokers' commissions and other charges relating to the purchase and sale of portfolio securities for each Fund.

         6. Allocation of Expenses Paid by Columbia Acorn. Any expenses paid by Columbia Acorn that are attributable solely to the organization, operation or business of a Fund or Funds shall be paid solely out of the assets of that Fund or Funds. Any expense paid by Columbia Acorn that is not solely attributable to a Fund or Funds, nor solely to any other series of Columbia Acorn, shall be apportioned in such manner as Columbia Acorn or Columbia Acorn's administrator determines is fair and appropriate, or as otherwise specified by the Board.

7. Expenses to be Paid by Columbia WAM. Columbia WAM shall furnish to Columbia Acorn, at Columbia WAM's own expense, office space and all necessary office facilities, equipment and personnel required to provide its services pursuant to this agreement. Columbia WAM shall also assume and pay all expenses of placement of securities orders and related bookkeeping.

8. Compensation of Columbia WAM. For the services to be rendered and the expenses to be assumed and to be paid by Columbia WAM under this agreement, Columbia Acorn on behalf of the respective Funds shall pay to Columbia WAM fees accrued daily and paid monthly at the annual rates (as a percentage of the Fund's net assets) shown below:

         Columbia Acorn Fund

Assets                                                       Rate of Fee
------                                                       -----------
First $700 million                                              0.75%
$700 million to $2 billion                                      0.70%
In excess of $2 billion                                         0.65%

         Columbia Acorn International

Assets                                                       Rate of Fee
------                                                       -----------
First $100 million                                              1.20%
$100 million to $500 million                                    0.95%
In excess of $500 million                                       0.75%

         Columbia Acorn USA

Assets                                                       Rate of Fee
------                                                       -----------
First $200 million                                              0.95%
In excess of $200 million                                       0.90%

         Columbia Acorn Select

Assets                                                       Rate of Fee
------                                                       -----------
First $700 million                                              0.90%
In excess of $700 million                                       0.85%


         Columbia Acorn International Select

                        All Assets                                      0.95%

         Columbia Thermostat Fund

                        All Assets                                      0.10%

The fees attributable to each Fund shall be a separate charge to such Fund and shall be the several (and not joint or joint and several) obligation of each such Fund.

         9. Services of Columbia WAM Not Exclusive. The services of Columbia WAM to Columbia Acorn under this agreement are not exclusive, and Columbia WAM shall be free to render similar services to others so long as its services under this agreement are not impaired by such other activities.

         10. Services Other Than as Adviser. Within the limits permitted by law, Columbia WAM or an affiliate of Columbia WAM may receive compensation from Columbia Acorn for other services performed by it for Columbia Acorn which are not within the scope of the duties of Columbia WAM under this agreement, including the provision of brokerage services.

         11. Standard of Care. To the extent permitted by applicable law, neither Columbia WAM nor any of its partners, officers, agents, employees or affiliates shall be liable to Columbia Acorn or its shareholders for any loss suffered by Columbia Acorn or its shareholders as a result of any error of judgment, or any loss arising out of any investment, or as a consequence of any other act or omission of Columbia WAM or any of its affiliates in the performance of Columbia WAM's duties under this agreement, except for liability resulting from willful misfeasance, bad faith or gross negligence on the part of Columbia WAM or such affiliate, or by reason of reckless disregard by Columbia WAM or such affiliate of the obligations and duties of Columbia WAM under this agreement.

         12. Effective Date, Duration and Renewal. This agreement shall become effective on August 1, 2004. Unless terminated as provided in Section 13, this agreement shall continue in effect as to a Fund until July 31, 2005 and thereafter from year to year only so long as such continuance is specifically approved at least annually (a) by a majority of those trustees who are not interested persons of Columbia Acorn or of Columbia WAM, voting in person at a meeting called for the purpose of voting on such approval, and (b) by either the Board or vote of the holders of a "majority of the outstanding shares" of that Fund (which term as used throughout this agreement shall be construed in accordance with the definition of "vote of a majority of the outstanding voting securities of a company" in section 2(a)(42) of the 1940 Act).

         13. Termination. This agreement may be terminated as to a Fund at any time, without payment of any penalty, by the Board, or by a vote of the holders of a majority of the outstanding shares of that Fund, upon 60 days' written notice to Columbia WAM. This agreement may be terminated by Columbia WAM at any time upon 60 days' written notice to Columbia Acorn. This agreement shall terminate automatically in the event of its assignment (as defined in Section 2(a)(4) of the 1940 Act).

14. Amendment. This agreement may be amended in accordance with the 1940 Act.

15. Non-Liability of Trustees and Shareholders. A copy of the declaration of trust of Columbia Acorn is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of Columbia Acorn by its officers as officers and not individually. All obligations of Columbia Acorn hereunder shall be binding only upon the assets of Columbia Acorn (or the appropriate Fund) and shall not be binding upon any trustee, officer, employee, agent or shareholder of Columbia Acorn. Neither the authorization of any action by the trustees or shareholders of Columbia Acorn nor the execution of this agreement on behalf of Columbia Acorn shall impose any liability upon any trustee, officer or shareholder of Columbia Acorn.

16. Use of Manager's Name. Columbia Acorn may use the name "Columbia" or any other name derived from the name "Columbia" only for so long as this agreement or any extension, renewal or amendment hereof remains in effect, including any similar agreement with any organization that shall remain affiliated with Columbia Management Group, Inc. and shall have succeeded to the business of Columbia WAM as investment adviser. At such time as this agreement or any extension, renewal or amendment hereof, or such other similar agreement shall no longer be in effect, Columbia Acorn will (by amendment of its agreement and declaration of trust if necessary) cease to use any name derived from the name "Columbia" or otherwise connected with Columbia WAM, or with any organization that shall have succeeded to Columbia WAM's business as investment adviser.

         17. Notices. Any notice, demand, change of address or other communication to be given in connection with this agreement shall be given in writing and shall be given by personal delivery, by registered or certified mail or by transmittal by facsimile or other electronic medium addressed to the recipient as follows (or at such other address or addresses as a party may provide to the other from time to time, by notice):

If to Columbia WAM:     Columbia Wanger Asset Management, L.P.
                        Attention:  Bruce H. Lauer
                        227 West Monroe Street, Suite 3000
                        Chicago, Illinois 60606
                        Telephone:  312 634-9200
                        Facsimile:  312 634-0016

                        with a copy to:


If to Columbia Acorn:   Columbia Acorn Trust
                        227 West Monroe Street, Suite 3000
                        Chicago, Illinois 60606
                        Telephone:  312 634-9200
                        Facsimile:  312 634-1919

                        with a copy to:
                        Bell, Boyd & Lloyd LLC
                        Attention:  Cameron S. Avery
                        Three First National Plaza, Suite 3100
                        Chicago, Illinois 60602
                        Telephone:  312/372-1121
                        Facsimile:  312/827-8000

         All notices shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by registered or certified mail, on the fifth business day following the deposit thereof in the mail and, if given by facsimile or other electronic medium, on the day of transmittal thereof (upon electronic confirmation of receipt thereof).

18. Governing Law. This agreement shall be construed and interpreted in accordance with the laws of the State of Illinois and the laws of the United States of America applicable to contracts executed and to be performed therein.

                                                 Dated as of August 1, 2004


                              COLUMBIA ACORN TRUST


                                 By
                                ----------------------------------------------
                                      Charles P. McQuaid


                                       COLUMBIA WANGER ASSET MANAGEMENT, L.P.

                                        By   WAM Acquisition GP, Inc.
                               Its General Partner


                                 By
                                -----------------------------------------------
                                 Bruce H. Lauer